CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 12, 2002 with respect to Dreyfus Premier Greater China Fund, Dreyfus Premier International Growth Fund, Dreyfus Premier Japan Fund and Dreyfus Premier European Equity Fund, which is incorporated by reference in this Registration Statement (Form N-1A 33-44254 and 811-6490) of Dreyfus Premier International Funds, Inc.







                                        ERNST & YOUNG LLP


New York, New York
February 24, 2003